UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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EAGLE MATERIALS INC.

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3811 Turtle Creek Blvd, Suite 1100

Dallas, Texas 75219-4487

These materials amend and supplement our definitive proxy statement filed with the Securities and Exchange Commission on June 21, 2013 (the “Proxy Statement”) relating to the Annual Meeting of Stockholders of Eagle Materials Inc. (the “Annual Meeting”), to be held at 8:00 a.m., local time, on Wednesday, August 7, 2013, at Arlington Hall at Lee Park, 3333 Turtle Creek Blvd., Dallas, Texas 75219.

In the Summary Compensation Table on page 35 of the Proxy Statement, the aggregate amount shown under the column “Non-Equity Incentive Plan Compensation” for Mr. Rowley for the fiscal year ended March 31, 2013 (“Fiscal 2013”) inadvertently omitted the Fiscal 2013 cash award in the amount of $520,000 that he was awarded under the Eagle Materials Inc. Long-Term Cash Compensation Program for Fiscal 2013 (the “Rowley 2013 Long-Term Cash Award”). Under the terms of the award, this amount is payable ratably over five years. Despite this omission, the total amount of compensation earned by or paid to Mr. Rowley for Fiscal 2013 shown in the Summary Compensation Table (under the column “Total”) is accurate, and includes the amount of the Rowley 2013 Long-Term Cash Award. In addition, the Rowley 2013 Long-Term Cash Award is accurately disclosed (i) on page 36 of the Proxy Statement in footnote 5 to the Summary Compensation Table, which is the footnote that provides additional information with regard to amounts disclosed under the column “Non-Equity Incentive Plan Compensation,” (ii) on page 32 of the Proxy Statement in the table that discloses cash awards made for Fiscal 2013 under the Eagle Materials Inc. Long-Term Cash Compensation Program, and (iii) on page 37 of the Proxy Statement in the Grants of Plan Based Awards Table. The omission of the Rowley 2013 Long-Term Cash Award from the amounts awarded to Mr. Rowley for Fiscal 2013 in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table has no effect on any other amounts disclosed in the Summary Compensation Table or elsewhere in the Proxy Statement.

The Summary Compensation Table presented below replaces the Summary Compensation Table on page 35 of the original Proxy Statement. The sole change made to the amended Summary Compensation Table is to increase the amount set forth under the column “Non-Equity Incentive Plan Compensation” for Mr. Rowley for Fiscal 2013 by $520,000 to $1,238,131. For reference purposes, the footnotes to the Summary Compensation Table, which have not been amended or supplemented, are also reproduced below.

All information set forth in the Proxy Statement, as supplemented by the information above, should be considered in casting your vote by proxy or at the Annual Meeting.

The date of these materials is July 10, 2013.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes all fiscal 2011, 2012 and 2013 compensation earned by or paid to our Named Executive Officers, who consist of our Chief Executive Officer, our Chief Financial Officer and the three most highly compensated executive officers (other than the Chief Executive Officer and Chief Financial Officer) who were serving as executive officers at fiscal year-end.

Name and Principal Position	Fiscal Year Ended March 31,	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensa-tion(5) ($)	Change in Pension Value and Nonquali- fied Deferred Compensa- tion Earnings ($)	All Other Compen- sation(6) ($)	Total ($)
Steven R. Rowley,	2013	$860,000	$281,869	$520,000	$1,560,000	$1,238,131	—	$125,656	$4,585,656
President and Chief Executive Officer	2012 2011	860,000 820,000	— —	2,850,000 1,439,638	950,000 131,125	334,130 294,944	— —	88,546 66,399	5,082,676 2,752,106
D. Craig Kesler,	2013	300,000	50,000	138,750	416,250	426,002	—	43,844	1,374,846
Executive Vice President —Finance and Administration & CFO	2012 2011	275,000 256,250	— —	825,000 468,291	275,000 34,818	133,652 110,604	— —	30,627 24,138	1,539,279 894,101
Gerald J. Essl,	2013	350,000	100,000	150,000	450,000	408,402	—	49,815	1,508,217
Executive Vice President — Cement/Aggregates and Concrete	2012 2011	350,000 333,125	— —	918,750 496,768	306,250 43,708	212,693 209,460	— —	35,296 27,590	1,822,989 1,110,652
David B. Powers,	2013	350,000	—	150,000	450,000	463,921	—	46,603	1,460,524
Executive Vice President — Gypsum	2012 2011	350,000 333,125	48,000 78,349	918,750 496,768	306,250 43,708	26,208 5,545	— —	33,563 27,257	1,682,771 984,752
James H. Graass,	2013	350,000	50,000	138,750	416,250	426,002	—	48,895	1,429,897
Executive Vice President, General Counsel and Secretary	2012 2011	350,000 333,125	— —	862,500 477,784	287,500 37,782	133,952 110,604	— —	35,688 29,001	1,669,340 988,296

(1)	Includes amounts deferred on a pre-tax or after-tax basis at the election of the executive under our PSRP, which is described in greater detail under “Profit Sharing and Retirement Plan” on page 32 of this proxy statement.
(2)	The amounts in this column represent payments to the Named Executive Officer under the Company’s Special Situation Program for the applicable fiscal year.
(3)	The amounts in this column reflect the value of RSU awards and restricted stock awards made to the Named Executive Officer in each of the fiscal years presented and are consistent with the grant date fair value of the award computed in accordance with FASB ASC Topic 718. For assumptions used in determining these values, refer to (a) footnote (J) to the Company’s audited financial statements for the fiscal year ended March 31, 2013 included in the Fiscal 2013 Form 10-K; (b) footnote (I) to the Company’s audited financial statements for the fiscal year ended March 31, 2012 included in the Fiscal 2012 Form 10-K; and (c) footnote (I) to the Company’s audited financial statements for the fiscal year ended March 31, 2011 included in the Company’s Annual Report on Form 10-K filed with the SEC on May 26, 2011, or “Fiscal 2011 Form 10-K.” A portion of the amounts in this column for fiscal 2011 assumes the achievement of less than the highest level of performance conditions. The following table reflects the amounts assuming the highest level of performance conditions (i.e., the maximum amounts payable):

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Value at Highest Level of Performance (Fiscal 2011)

Name	Hold To Retirement Restricted Stock(1)	Restricted Stock Units(2)	Total
Steven R. Rowley	$1,012,490	$1,708,594	$2,721,084
D. Craig Kesler	354,386	455,625	810,011
Gerald J. Essl	354,386	569,532	923,917
David B. Powers	354,386	569,532	923,917
James H. Graass	354,386	493,594	847,979

(1)	The amount in the Summary Compensation Table column assumes the achievement of the highest level of performance conditions.
(2)

The amount in the Summary Compensation Table column assumes the achievement of less than the highest level of performance conditions with respect to this award. The fiscal 2011 awards to Messrs. Rowley, Kesler and Graass vested at 75.1%, the award to Mr. Powers vested at 62.5%, and the award to Mr. Essl vested at 85.96%. The unvested portion was forfeited.

(4)	The amounts in this column reflect the value of option awards made to the Named Executive Officer in each of the fiscal years presented and are consistent with the grant date fair value of the award computed in accordance with FASB ASC Topic 718. For assumptions used in determining these values, refer to (a) footnote (J) to the Company’s audited financial statements for the fiscal year ended March 31, 2013 included in the Fiscal 2013 Form 10-K; (b) footnote (I) to the Company’s audited financial statements for the fiscal year ended March 31, 2012 included in the Fiscal 2012 Form 10-K; and (c) footnote (I) to the Company’s audited financial statements for the fiscal year ended March 31, 2011 included in the Fiscal 2011 Form 10-K. The amounts in this column for fiscal 2011 assume the achievement of less than the highest level of performance conditions; the amounts assuming the highest level of performance conditions would be as follows: Mr. Rowley – $524,500; Mr. Kesler – $139,274; Mr. Essl – $174,833; Mr. Powers – $174,833; and Mr. Graass – $151,127. The fiscal 2011 awards to Messrs. Rowley, Kesler and Graass vested at 75.1%, the award to Mr. Powers vested at 62.5%, and the award to Mr. Essl vested at 85.96%. The unvested portion was forfeited.
(5)	The amounts in this column represent payments to the Named Executive Officer under the applicable annual incentive compensation program for the applicable fiscal year. For fiscal 2013, the amounts also include the following awards to the Named Executive Officer under the Eagle Materials Inc. Long-Term Cash Compensation Program for Fiscal 2013, which are payable ratably to the Named Executive Officer over 5 years and are described in greater detail under “Cash Awards” on page 31 of this proxy statement: Mr. Rowley—$520,000; Mr. Kesler – $138,750; Mr. Essl—$150,000; Mr. Powers—$150,000; and Mr. Graass—$138,750. The amounts in this column do not reflect any dividend equivalent units which are accrued by or paid to holders of our RSUs at any time we pay a cash dividend on our Common Stock (see footnote 6 below).
(6)	The amounts shown in this column represent: (1) Company profit sharing contributions to the account of the Named Executive Officer under our PSRP; (2) Company contributions to the account of the Named Executive Officer under our SERP; (3) premium costs to the Company of life insurance policies obtained by the Company in connection with our SCP; (4) wellness awards; and (5) dividend equivalent RSUs. The PSRP is described in greater detail under “Profit Sharing and Retirement Plan” on page 32 of this proxy statement. During fiscal 2013, the Named Executive Officers each received $25,000 in employer profit sharing contributions with respect to the PSRP. The SERP is described in greater detail under “SERP” on page 33 of this proxy statement. During fiscal 2013, the Named Executive Officers received the following employer contributions with respect to the SERP: Mr. Rowley – $61,000; Mr. Kesler – $4,375; Mr. Essl – $10,000; Mr. Powers – $10,000; and Mr. Graass – $10,000. The SCP is described in greater detail under “Salary Continuation Plan” on page 33 of this proxy statement. During fiscal 2013, the Company paid premium costs in the following amounts for life insurance policies obtained under the SCP with respect to the Named Executive Officers: Mr. Rowley – $5,274; Mr. Kesler – $5,274; Mr. Essl – $1,688; Mr. Powers – $1,938; and Mr. Graass – $3,967. For fiscal 2013, the amounts in this column also include the value of Common Stock paid during such fiscal year for dividend equivalent units. Dividend equivalent units are credited as additional RSUs to holders of our earned RSUs at any time we pay a cash dividend on our Common Stock. The value of the dividend equivalent units is not reflected in the “Stock Awards” column. In fiscal 2013, the Named Executive Officers were paid Common Stock for dividend equivalent units valued as follows: Mr. Rowley – $34,382; Mr. Kesler – $9,195; Mr. Essl – $13,127; Mr. Powers – $9,529; and Mr. Graass – $9,928. See footnote (1) to the “Option Exercises and Stock Vested” table on page 41 of this proxy statement.

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